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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): October 24, 2007
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                               InterDigital, Inc.
             (Exact name of registrant as specified in its charter)



        Pennsylvania                  1-11152                  23-1882087
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)


781 Third Avenue, King of Prussia, Pennsylvania                  19406-1409
   (Address of Principal Executive Offices)                      (Zip Code)


              Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events.
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     On October 24, 2007, the Honorable Paul J. Luckern, the Administrative Law
Judge overseeing the two United States International Trade Commission ("ITC") proceedings involving InterDigital, Inc.'s wholly-owned subsidiaries InterDigital Communications, LLC and InterDigital Technology Corporation (collectively, the "Company") against Samsung Electronics Co. Ltd and certain of its affiliates (collectively, "Samsung"), and against Nokia Corporation and Nokia, Inc. (collectively, "Nokia"), respectively, issued an Order to consolidate the two pending investigations. Pursuant to the Order, the schedules for both investigations have been revised to consolidate proceedings and set a unified evidentiary hearing on April 21-28, 2008, the filing of a single initial determination by Judge Luckern by July 11, 2008, and a Target Date for the consolidated investigations of November 11, 2008, by which date the ITC will issue its final determination. As to the investigation against Nokia, the Order accelerates the previous evidentiary hearing date and ITC Target Date, which were scheduled for June 16, 2008 and December 11, 2008, respectively. As to the investigation against Samsung, the Order modifies the previous evidentiary hearing date and ITC Target Date, which were scheduled for January 30, 2008 and July 28, 2008, respectively.

     As compared to the original separate schedules, the Order should result in an accelerated final determination of InterDigital's combined claims with the ITC.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           INTERDIGITAL, INC.


                       By: /s/ Lawrence F. Shay
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                           Lawrence F. Shay
                           Chief Legal Officer and Government Affairs



Date: October 25, 2007